Exhibit 32
CERTIFICATION OF THE CHIEF EXECUTIVE AND FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of EVINE Live Inc., a Minnesota corporation (the "Company"), for the quarter ended April 30, 2016, as filed with the Securities and Exchange Commission on or about the date hereof (the "Report"), the undersigned officers of the Company certify pursuant to 18 U.S.C. Section 1350, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to their knowledge:

•	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

     A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Date:	May 26, 2016	/s/ Robert Rosenblatt
Robert Rosenblatt
Interim Chief Executive Officer and Chairman of the Board

Date:	May 26, 2016	/s/ Timothy Peterman
Timothy Peterman
Executive Vice President and Chief Financial Officer